Exhibit 10.25

TENGION, INC.

RESTRICTED STOCK AGREEMENT

THIS RESTRICTED STOCK AGREEMENT (this “Agreement”) is entered into as of the 26th day of May, 2004, by and between Tengion, Inc., a Delaware corporation (the “Corporation”), and Steven Nichtberger (the “Lender”).

W I T N E S S E T H:

WHEREAS, simultaneously with the execution and delivery of this Agreement, Lender has made a loan to the Corporation in the aggregate principal amount of $100,000 (the “Loan”); and

WHEREAS, as a condition precedent to the Loan, the Corporation has agreed to issue to Lender, for consideration received pursuant to the Loan, shares of the Corporation’s Common Stock, $.000001 par value per share (the “Common Stock”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

SECTION 1. Definitions.

As used in this Agreement, the following terms shall have the following respective meanings:

“Commission” shall mean the Securities and Exchange Commission or any other Federal agency administering the Securities Act at the applicable time.

“Common Shares” shall mean the issued and outstanding shares of the Corporation’s Common Stock, at the applicable time.

“Equity Stock” shall have the meaning set forth in Rule 3a11-1 under the Securities Exchange Act of 1934, as amended, and any successor statute and the rules and regulations thereunder, as shall be in effect from time to time.

“Family” shall mean any spouse, lineal ancestor or descendant, or sibling, any trust for the exclusive benefit of any of the foregoing, or any corporation, limited partnership, limited liability company or other entity majority controlled by any of the foregoing individuals or trusts.

“Group” shall mean as to (a) a partnership or other similar organization, any or all of its general or limited partners or any “affiliate” thereof (as defined by Rule 405 promulgated under the Securities Act), including without limitation, an investment fund which controls, is controlled by or is under common control with such entity (an “Affiliated Fund”), (b) a trust or other similar organization, any of the beneficiaries, settlers or grantors now existing or hereafter arising of, or any Person under common control with, such trust, (c) a corporation or other similar organization, any of its stockholders, any subsidiary of such corporation or any corporation which is under common control with such corporation, or any directors or officers of such corporation, or any Affiliated Fund, and (d) a limited liability company or other similar organization, any of its members or any Affiliated Fund.

“Initial Public Offering” shall mean the Corporation’s initial distribution of New Securities in an underwritten Public Offering to the general public pursuant to a registration statement filed with and declared effective by the Commission pursuant to the Securities Act at a price per New Security of not less than the product of three (3) and the original purchase price per share for the Corporation’s initial round of Series A Preferred Stock (as adjusted for stock splits, stock dividends or similar recapitalizations) and resulting in net proceeds to the Corporation of not less than $40 million.

“New Securities” shall mean any Equity Stock, including, but not limited to, shares of Common Stock, any security which is convertible into or exercisable or exchangeable for Common Stock, or any right, option or warrant to acquire any Common Stock.

“Person” shall mean and include a natural person, a corporation, a partnership, a limited liability company, a trust, an unincorporated organization, an educational institution, a government or any department, agency or political subdivision thereof, or any other entity.

“Preferred Shares” shall mean, at the applicable time, all issued and outstanding shares, if any, of the Corporation’s preferred stock.

“Public Offering” shall mean a distribution of New Securities in a firm commitment underwritten public offering to the general public pursuant to a registration statement filed with and declared effective by the Commission pursuant to the Securities Act.

“Securities Act” shall mean the Securities Act of 1933, as amended, and any successor statute and the rules and regulations of the Commission thereunder, as shall be in effect at the applicable time.

“Shares” shall have the meaning set forth in Section 2.1.

“Transfer” shall include any direct or indirect sale, assignment, transfer, pledge (but not including a pledge in favor of the Corporation), hypothecation or other disposition of any Shares or of any legal or beneficial interest therein.

SECTION 2. Issuance of Common Stock.

2.1. Issuance and Sale. Subject to the terms and conditions contained herein, the Corporation hereby issues to Lender, and Lender hereby acquires from the Corporation, 38,281 shares of Common Stock (the “Shares”).

2.2. Adjustments. The number of Shares that the Lender is receiving pursuant to this Agreement is based on (i) a pre-Loan valuation of the Corporation (the “Bridge Valuation”) equal to $10,000,000 and (ii) a fully-diluted pre-Series A financing valuation of the Corporation (the “Series A Valuation”) equal to 520,000,000. In the event that the Series A Valuation at the time of such Series A financing is less than $20,000,000, a corresponding adjustment to the Bridge Valuation shall be made such that for each $1.00 below the $20,000,000 Series A Valuation, the Bridge Valuation shall be decreased by $0.50; provided, however, that in no event shall the Bridge Valuation be less than $8,000,000. In the event that such adjustment occurs, the Corporation shall issue to Lender, and Lender shall acquire additional shares of Common Stock (the “Additional Shares”) such that the aggregate number of shares that the Lender receives is as follows: (A) in the event that the Series A Valuation is $20,000,000, the number of shares of Common Stock received for each $100,000 of principal amount of Notes would be 38,281, (B) in the event that the Series A Valuation is $18,000,000, the number of shares of Common Stock received for each $100,000 of principal amount of Notes would be 41,840, and (C) in the event that the Series A Valuation is $16,000,000, the number of shares of Common Stock received for each $100,000 of principal amount of Notes would be 46,129. The Corporation hereby agrees that at the time of the closing of the Series A financing, the Corporation will have a sufficient number of shares of Common Stock authorized to permit the issuance of the Additional Shares.

SECTION 3. Legend on Shares and Notice of Transfer.

3.1. Restrictive Legends. (a) Each certificate evidencing Shares, and each certificate evidencing Shares held by subsequent transferees of any such certificate, shall (unless otherwise permitted by the provisions of Section 3.2 hereof) be stamped or otherwise imprinted with a legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR ANY EXEMPTION THEREFROM UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW OR SOME OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS OR, IF REQUESTED BY THE COMPANY, AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

(b) Each certificate evidencing Shares, and each certificate evidencing Shares held by subsequent transferees of any such certificate, shall also be stamped or otherwise imprinted with a legend in substantially the following form:

ADDITIONALLY, THE TRANSFER OF THESE SECURITIES IS SUBJECT TO THE TERMS AND CONDITIONS OF A RESTRICTED STOCK AGREEMENT DATED MAY 26, 2004 BETWEEN TENGION, INC. AND THE HOLDER OF RECORD OF THIS CERTIFICATE AND NO SALE, ASSIGNMENT, TRANSFER, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF SUCH SECURITIES SHALL BE VALID OR EFFECTIVE EXCEPT IN ACCORDANCE WITH SUCH AGREEMENT AND UNTIL SUCH TERMS AND CONDITIONS HAVE BEEN FULFILLED. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF TENGION, INC.

3.2. Notice of Transfer. (a) Lender, and any other holder of any Shares by acceptance thereof, agrees that, prior to any Transfer of any Shares, such holder will give five (5) days prior written notice to the Corporation of such holder’s intention to effect such Transfer and to comply in all other respects with the provisions of this Section 3.2. Each such notice shall contain (i) a statement setting forth the intention of said holder’s prospective transferee with respect to its retention or disposition of said Shares; and (ii) if requested by the Corporation, an opinion of counsel for said holder, as to the necessity or non-necessity for registration under the Securities Act and applicable state securities laws in connection with such Transfer and stating the factual and statutory basis relied upon by counsel. The following provisions shall then apply:

(i) If the proposed Transfer of Shares may be effected without registration or qualification under the Securities Act and any applicable state securities laws, then the registered holder of such Shares shall be entitled to Transfer such Shares in accordance with Section 4 hereof and the intended method of disposition specified in the statement delivered by said holder to the Corporation.

(ii) If the proposed Transfer of such Shares may not be effected without registration under the Securities Act or registration or qualification under any applicable state securities laws, the registered holder of such Shares shall not be entitled to Transfer such Shares pursuant to Section 4 until the requisite registration or qualification is effective.

(b) Notwithstanding the provisions of Section 3.2(a), in the case of a Transfer by a holder to a member of such holder’s Family or Group, no such opinion of counsel shall be necessary; provided, that the transferee agrees in writing to be subject to Section 3 hereof to the same extent as if such transferee were originally a signatory to this Agreement.

(c) Each certificate evidencing the Shares issued upon such Transfer (and each certificate evidencing any untransferred balance of such Shares) shall bear the legend set forth in Section 3.l(a) hereof unless (i) in the opinion of counsel (acceptable to the Corporation) addressed to the Corporation the registration of future Transfers is not required by the applicable provisions of the Securities Act or applicable state securities laws; (ii) the Corporation shall have waived the requirement of such legend; or (iii) in the reasonable opinion of counsel to the Corporation, such Transfer shall have been made in connection with an effective registration statement filed pursuant to the Securities Act or in compliance with the requirements of Rule 144 or Rule 144A (or any similar or successor rule) promulgated under the Securities Act, and in compliance with applicable state securities laws.

(d) Each certificate evidencing the Shares issued upon such Transfer (and each certificate evidencing any untransferred balance of such Shares) shall bear the legend set forth in Section 3.1(b) hereof for so long as this Agreement remains in effect. In the event of the termination of this Agreement, the holder of Shares may request that the Corporation issue a new certificate not bearing the legend set forth in Section 3.1(b) hereof.

SECTION 4. Covenants of Lender and Corporation.

4.1. Prohibited Transfers.

(a) Neither Lender nor any permitted transferee of Lender shall Transfer all or any of the Shares to any Person except in accordance with Sections 3 and 4 hereof. Notwithstanding anything to the contrary contained herein (other than Section 3 hereof), Lender (and any permitted transferee of Lender) may Transfer all or a portion of its, his or her Shares: (i) if the stockholder is a partnership, trust or similar organization, to any member of the Group of which Lender (or such permitted transferee) is a member; provided, that such transferee shall agree in writing with the Corporation, prior to and as a condition precedent to such Transfer, to be bound by all of the provisions of this Agreement; (ii) if the stockholder is a corporation, limited liability company or similar organization, to any member of its Group; provided, that such transferee shall agree in writing with the Corporation, prior to and as a condition precedent to such Transfer, to be bound by all of the provisions of this Agreement; (iii) if the transferor is any such permitted transferee of Lender, to any member of the Family of such permitted transferee; provided, that such new transferee shall agree in writing with the Corporation, prior to and as a condition precedent to such Transfer, to be bound by all of the provisions of this Agreement and, provided, further, that the interests in any Family trusts shall be non-transferable; and (iv) if the transferor is any such permitted transferee of Lender, by will or the laws of descent and distribution, in which event each such new transferee shall be bound by all of the provisions of this Agreement to the same extent as if such transferee was a party hereto.

(b) If requested in writing by the managing underwriters, if any, of any Initial Public Offering, Lender agrees not to offer, sell, contract to sell or otherwise dispose of any Shares except as part of such Initial Public Offering for one hundred and eighty (180) days after the effective date of the registration statement filed with the SEC with respect to said offering; provided, however, that this restriction will not apply to transfers permitted under Section 4.1(a) provided such transferee agrees to be bound by the restriction contained in this Section 4.1(b). Notwithstanding the foregoing, in the event that Lender shall have accepted an offer to purchase Offered Shares (as defined below) which have been offered pursuant to Section 4.2(a), Lender shall not be prohibited from consummating such sale, provided, that the purchaser agrees to be bound by the restrictions contained in this Section 4.1(b).

4.2. Right of First Offer on Dispositions.

(a) If Lender desires to Transfer all or any part of its Shares pursuant to this Section 4.2 at any time prior to completion of the Corporation’s Initial Public Offering (other than pursuant to Section 4.1(a) or 4.3 hereof), Lender shall submit a written offer (the “Offer”) to sell such Shares (the “Offered Shares”) to the Corporation, which Offer shall specify the number of Offered Shares proposed to be sold, the total number of Shares owned by Lender, and the terms and conditions, including price, at which the Shares are being offered.

(b) The Corporation shall have the right to purchase all of the Offered Shares on the same terms and conditions specified in the Offer.

(c) If the Corporation desires to purchase all of the Offered Shares on the same terms and conditions specified in the Offer, the Corporation shall deliver its acceptance (an “Acceptance”) to Lender, which Acceptance shall confirm that the Corporation desires to purchase all of the Offered Shares and shall be delivered in person or mailed to Lender at the address set forth in the Offer within fifteen (15) days of the date the Offer was made by Lender pursuant to Section 4.2(a).

(d) If the Corporation elects to purchase all of the Offered Shares, sale of the Offered Shares pursuant to this Section 4.2 shall be made at the offices of the Corporation on the 30th day following the expiration of the 15-day period described above (or if such 30th day is not a business day, then on the next succeeding business day). Such sale shall be effected by Lender’s delivery to the Corporation of a certificate or certificates evidencing the Offered Shares to be purchased by it, duly endorsed for transfer to the Corporation, which Offered Shares shall be delivered free and clear of all liens, charges, claims and encumbrances of any nature whatsoever, against payment to Lender of the purchase price therefor by the Corporation. Payment for the Offered Shares shall be made as provided in the Offer or by wire transfer or certified check.

(e) If the Corporation does not elect to purchase all of the Offered Shares, then the Offered Shares may be sold by Lender at any time within thirty (30) days after the date the Offer was made by Lender pursuant to Section 4.2(a). Any such sale shall be upon terms and conditions, including price, no more favorable to the proposed transferee than those specified in the Offer. Any Offered Shares not sold within such 30-day period shall continue to be subject to the requirements of a prior offer pursuant to this Section 4.2.

4.3. Drag Along. Notwithstanding anything to the contrary contained herein, in the event that (i) the Board of Directors of the Corporation by unanimous vote or unanimous written consent approves a transaction pursuant to which any Person or Persons not affiliated with any of the holders of any Common Shares will acquire all or substantially all of the assets of the Corporation or (ii) the holders of more than fifty percent (50%) of the then outstanding Common Shares by vote or written consent approves a transaction pursuant to which any Person or Persons not affiliated with any of the holders of any Common Shares will acquire fifty percent (50%) or more of the Common Shares of the Corporation (by stock purchase, merger or otherwise), upon the written request of the holders of more than fifty percent (50%) of the Common Shares, Lender agrees to offer to sell all of its Shares, and to sell all of its Shares (or, if such proposed transaction involves the sale of less than one hundred percent (100%) of the outstanding Common Shares, a proportionate amount of its Common Shares), to such Person or Persons or to vote all of its Shares in favor of the sale of assets, as the case may be, in either case upon the terms and conditions of the transaction approved by the Board of Directors of the Corporation and/or the holders of more than fifty percent (50%) of the Common Shares as indicated above; provided, however, that Lender’s obligation to sell its Shares pursuant to this Section 4.3 shall only apply if all of the Common Shares are to be sold on the same terms and conditions. For purposes of this Section 4.3, each Preferred Share shall be deemed to be the number of Common Shares into which such Preferred Share is then convertible.

4.4. Termination. In the event that the Company issues Preferred Shares to the Lender and pursuant to such issuance and sale of such Preferred Shares to the Lender, the Lender executes a stockholders’ agreement that contains transfer restrictions identical to those set forth in Section 4.1, 4.2 and 4.3 hereof, such provisions in said stockholders’ agreement shall supersede Sections 4.1, 4.2 and 4.3 hereof which shall be terminated.

SECTION 5. Representations.

5.1. Representations of Lender. In connection with Lender’s purchase of any Shares on the date hereof, Lender hereby represents and warrants to the Corporation as follows:

(a) Investment Intent; Capacity to Protect Interests. Lender is acquiring the Shares solely for its own account for investment and not with a view to or for sale in connection with any distribution of the Shares or any portion thereof and not with any present intention of selling, offering to sell or otherwise disposing of or distributing the Shares or any portion thereof in any transaction other than a transaction exempt from registration under the Securities Act.

(b) Restricted Securities. Lender understands and acknowledges that the issuance of the Shares has not been registered under the Securities Act; that the Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available; and that the Corporation is under no obligation to register the Shares.

(c) Rule 144. Lender understands that the Shares are restricted securities within the meaning of Rule 144 promulgated under the Securities Act. Lender is aware of the provisions of Rule 144 which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions.

(d) Accredited Investor. Lender is an “accredited investor” as defined in Rule 501 under the Securities Act.

5.2. Representations of the Corporation. The Corporation represents to Lender that:

(a) The execution, delivery and performance by the Corporation of this Agreement have been duly authorized by all action required by law, its Certificate of Incorporation, its Bylaws or otherwise.

(b) This Agreement has been duly executed and delivered by the Corporation and constitutes the legal, valid and binding obligation of the Corporation enforceable against it in accordance with its terms.

(c) The authorized capital stock of the Corporation consists of 11,000,000 shares of Common Stock, of which 5,583,000 are issued and outstanding. All of the issued and outstanding shares of the Corporation’s capital stock have been duly authorized and validly issued and are fully paid and non-assessable and have been issued in compliance with applicable federal and state securities laws. The Corporation has reserved a total of 3,352,000 shares of its Common Stock for issuance pursuant to the Corporation’s Stock Option Plan, none of which have been issued or are subject to outstanding options as of the date hereof. Except as set forth in Exhibit A hereto or as referred to in this Agreement, (i) there are no outstanding shares of capital stock or other securities of the Corporation, (ii) no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any shares of capital stock or other securities of the Corporation is authorized or outstanding, (iii) there is not any commitment or offer of the Corporation to issue any such subscription, warrant, option, convertible security or other such right or to issue or distribute to holders of any shares of its capital stock or other securities any evidences of indebtedness or assets of the Corporation, (iv) the Corporation has no obligation (contingent of otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or other securities or any interest therein or to pay any dividend or make any other distribution in respect thereof, and (v) there are no restrictions on the transfer by the Lender of the Corporation’s capital stock other than those arising from securities laws or contemplated by this Agreement.

(d) The execution, delivery and performance by the Corporation of this Agreement will not conflict with or result in any default under any material contract, obligation or commitment of the Corporation, or any charter provision, bylaw or corporate restriction of the Corporation or result in the creation of any lien, charge or encumbrance of any nature upon any of the properties or assets of the Corporation. The Corporation’s execution and delivery of this Agreement and its performance of the transactions contemplated hereby will not violate any instrument, agreement, judgment, decree, order, statute, rule or regulation of any federal, state or local government or agency applicable to the Corporation.

(e) There is no litigation or governmental proceeding or investigation pending, or to the knowledge of the Corporation, threatened (a) against the Corporation affecting any of the Corporation’s properties or assets, or (b) against any officer or key employee of the Corporation, or (c) which could have a material adverse effect on the Corporation.

SECTION 6. Modifications to Investors’ Rights. In the event that the Corporation agrees to materially amend any Restricted Stock Agreement entered into on the date hereof between the Corporation and another lender, the Corporation shall notify the Lender of such amendment and, if so requested by Lender, agree to the same modifications to this Agreement.

SECTION 7. Successors and Assigns. Except as otherwise expressly provided herein, this Agreement shall bind and inure to the benefit of the Corporation, Lender, the respective successors or heirs, distributees and personal representatives and permitted assigns and transferee of the Corporation and Lender, and each other person who shall properly become a registered holder of any Shares that have not theretofore been sold to the public pursuant to a registration statement under the Securities Act or Rule 144 or Rule 144A (or any similar or successor rule).

SECTION 8. Entire Agreement. This Agreement contains the entire agreement among the parties with respect to the subject matter hereof and supersedes other prior and contemporaneous arrangements or understandings with respect thereto.

SECTION 9. Notices. All notices, consents and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered by hand, (b) one (1) business day after the business day of transmission, if sent by telex or telecopier (with receipt confirmed), provided that a copy is mailed by registered mail, return receipt requested, or (c) one

(1) business day after the business day of deposit with an overnight reputable courier, in each case to the appropriate addresses, telex numbers and telecopier numbers set forth below (or to such other addresses or telecopy numbers as a party may designate as to itself by notice to the other parties):

(a)	If to Lender:

Steven Nichtberger, M.D.

(b)	If to the Corporation:

Tengion, Inc.

c/o Scheer & Company, Inc.

250 West Main Street

Branford, Connecticut 06405

Telecopier: (203) 481-4164

Attention: David I. Scheer

with a copy to:

Sills Cummis Epstein & Gross P.C.

One Riverfront Plaza

Newark, New Jersey 07102

Telecopier (973) 643-6500

Attention: Ira A. Rosenberg, Esq.

SECTION 10. Changes. The terms and provisions of this Agreement may not be modified or amended, or any of the provisions hereof waived, temporarily or permanently, without the prior written consent of each of the parties hereto.

SECTION 11. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

SECTION 12. Headings. The benefits of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

SECTION 13. Nouns and Pronouns. Whenever the context may require, any pronouns used herein shall include the corresponding masculine feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa.

SECTION 14. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability. Such prohibition or unenforceability in any one jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 15. Governing Law. This Agreement and (unless otherwise provided) all amendments hereof and waivers and consents hereunder shall be governed by the internal law of the State of Delaware, without regard to the conflicts of law principles thereof. Each party hereby submits itself, for the sole purpose of this Agreement and any controversy arising hereunder, to the exclusive jurisdiction of the state and Federal courts located in the State of Pennsylvania, and waives any objection (on the grounds of lack of jurisdiction, forum non conveniens or otherwise) to the exercise of such jurisdiction over it by any such court in the State of Pennsylvania. Each party hereby agrees that service of process may be served on it by certified mail, return receipt requested, or overnight courier, sent to the address of such entity or such entity’s attorneys listed in Section 9 above (or such other address as any such party notifies the others thereof by written notice).

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above.

TENGION, INC.

By:	/s/ David Scheer
	Name:	David Scheer
	Title:	Chairman Secretary

/s/ Steven Nichtberger
Steven Nichtberger

Exhibit A

None.